                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.___)


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
                             -----------------------
                (Name of Registrant as Specified in its Charter)

                         YACKTMAN ASSET MANAGEMENT CO.
                         -----------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              YACKTMAN LETTERHEAD

                                                                October 19, 1998

DEAR FELLOW SHAREHOLDER:

     The Funds Third Quarter Report will be mailed to you without input from Yacktman Asset Management Co., which continues as investment advisor to the Funds. Therefore, I've decided to pay the cost of mailing you my own views on the Funds' performance and outlook.

     FOR INVESTORS WHO PURCHASED SHARES AT THE YACKTMAN FUND'S INCEPTION IN JULY, 1992 AT $10.00 PER SHARE, YOUR INITIAL INVESTMENT, ADJUSTED FOR DIVIDENDS AND CAPITAL GAINS, WOULD HAVE GROWN TO $17.40 BY THE END OF THE THIRD QUARTER OF 1998 -- REPRESENTING AN AVERAGE ANNUAL RETURN OF ABOUT 9.8%.

     FOR INVESTORS WHO PURCHASED SHARES AT THE YACKTMAN FOCUSED FUND'S INCEPTION ON MAY 1, 1997 AT $10.00 PER SHARE, YOUR INITIAL INVESTMENT, ADJUSTED FOR DIVIDENDS AND CAPITAL GAINS, WOULD HAVE GROWN TO $10.36 BY THE END OF THE THIRD QUARTER OF 1998 -- REPRESENTING AN AVERAGE ANNUAL RETURN OF ABOUT 3.2%.

                                         THE YACKTMAN FUND       THE YACKTMAN FOCUSED FUND
            TIME PERIOD                AVERAGE ANNUAL RETURNS     AVERAGE ANNUAL RETURNS
One Year (10/1/97 - 9/30/98)                   (15.7%)                    (12.2%)
Three Years (10/1/95 - 9/30/98)                 10.8%                        N/A
Five Years (10/1/93 - 9/30/98)                  14.7%                        N/A
Since Inception (7/6/92 and 5/1/97,
  respectively)                                  9.8%                       3.2%

       The above past performance is not predictive of future results. The investment return and principal value of the Funds will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     The market as measured by the S&P 500 had a sizable decline in the third quarter of 1998. However, the overall market has been in a decline for some time and value investors, whether in large, mid, or small capitalization stocks, have struggled. Normally, value investors would have "dug in" by now and shown better relative returns, but the "Nifty 50" market we have referred to in recent letters has continued.

     The largest capitalization stocks in the market generally remain the most expensive as measured by P/E ratios, so we have continued to invest more of the Funds' assets in excellent, very inexpensive companies with somewhat smaller capitalizations. We believe it is the size of the moat (how protected a business franchise is) not the size of the market capitalization that is most important in the long run. However, if the prices of two excellent businesses are the same, we do favor the larger one.

     Listed below are the P/E ratios for the Funds for both 1998 and 1999 compared to the S&P 500. As you can see, the gap is enormous, having risen from 26% at the end of June. Given the quality of our investments, I believe it is doubtful the gap will be sustained indefinitely. With most of the companies we are invested in having rising earnings, we believe our investments are like inflated beach balls being pushed under water with the water level rising.

---------------------------------------------------------------------------------------------------------
                                               1998          RELATIVE           1999           RELATIVE
                                          PRICE/EARNINGS      TO THE       PRICE/EARNINGS       TO THE
                                           (P/E) RATIOS     S&P 500 P/E     (P/E) RATIOS     S&P 500 P/E
---------------------------------------------------------------------------------------------------------
 The Yacktman Fund                             13.6            (39%)            11.8            (37%)
---------------------------------------------------------------------------------------------------------
 The Yacktman Focused Fund                     13.3            (40%)            11.6            (38%)
---------------------------------------------------------------------------------------------------------
 S&P 500                                       22.2               --            18.7               --
---------------------------------------------------------------------------------------------------------
The above P/E ratios are weighted by market capitalization and based upon estimated 1998 and 1999 earnings. The
 estimated earnings for the above P/E ratios are provided by Zacks Investment Research, if available, or by internal estimates. The S&P 500 earnings are First Call Consensus Economic Forecasts.
---------------------------------------------------------------------------------------------------------

                                                          -- SEE REVERSE SIDE --

     We remain confident that our investment strategy, which we have used for many, many years, will be rewarding to patient investors. We personally added more of our family money to the Funds recently and continue to "eat our own cooking."

                         STATUS OF THE SPECIAL MEETING

     Separately, I wanted to update you on the status of our proxy solicitation to remove the Carlson/ Maliszewski Directors, to reduce the size of the Funds' board of directors by one seat and to elect three new independent directors nominated by Yacktman.

     As you know, soon after I called the special meeting, I was dismissed by the Carlson/Maliszewski Directors from my post as president of your Funds. The Carlson/Maliszewski Directors then appointed one of their own members as president of the Funds and together they tried to rescind the call of the special meeting, thereby attempting to deprive you of the opportunity to vote on who should be the directors of your Funds.

     In response, we sued the Carlson/Maliszewski Directors, seeking a court order to affirm the special meeting date of November 24. We thought this was necessary to protect the rights of the Funds' stockholders.

                  COURT ENJOINS CARLSON/MALISZEWSKI DIRECTORS

     ON FRIDAY, OCTOBER 16, 1998, THE CIRCUIT COURT FOR BALTIMORE CITY, WHICH IS WHERE THE LAWSUIT WAS FILED, ISSUED A TEMPORARY RESTRAINING ORDER, PROHIBITING THE CARLSON/MALISZEWSKI DIRECTORS FROM TAKING ANY "ACTION TO IMPEDE THE CONDUCT OF THE SPECIAL MEETING," which is to be held as originally scheduled on November 24, 1998, and ordering the Carlson/Maliszewski Directors "to provide Yacktman immediately with a record date list of all stockholders entitled to notice of said meeting."

     Obviously, we are pleased by the ruling, which will be followed by a final hearing on the relief which we are seeking. To us, it is a significant step in the right direction.

                               PLEASE VOTE TODAY

     IF YOU HAVE NOT ALREADY DONE SO, I URGE YOU TO JOIN WITH ME IN SIGNING, DATING AND PROMPTLY RETURNING THE BLUE PROXY CARD, USING THE POSTAGE-PAID ENVELOPE PREVIOUSLY FORWARDED TO YOU.* I also urge you not to sign or return any of the WHITE proxy cards sent to you by the Carlson/Maliszewski Directors or their agents.

     I appreciate your continuing support and encouragement and promise to keep you informed of our progress.

                                         Sincerely,
                                         DONALD A. YACKTMAN

                                         Donald A. Yacktman

* If you have misplaced your BLUE proxy card or need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting Yacktman with its solicitation of your proxy, toll free at 1-800-769-5414.